Exhibit 4.4
AMENDMENT NO. 1, WAIVER AND CONSENT TO
REVOLVING CREDIT AGREEMENT
     THIS AMENDMENT NO. 1, WAIVER AND CONSENT TO REVOLVING CREDIT AGREEMENT, dated as of November 10, 2006, (this “Amendment”), among the following:
     (i) OM GROUP, INC., a Delaware corporation (herein, together with its successors and assigns the “Borrower”);
     (ii) the financial institutions party hereto as Lenders; and
     (iii) NATIONAL CITY BANK, as the administrative agent (in such capacity, the “Administrative Agent”) and the collateral agent (in such capacity, the “Collateral Agent”) for the Lenders.
PRELIMINARY STATEMENTS:
     WHEREAS, the Borrower, the Lenders named therein, the Administrative Agent, the Collateral Agent and the other parties thereto entered into the Revolving Credit Agreement, dated as of December 20, 2005 (the “Credit Agreement”); capitalized terms used herein and not otherwise defined herein have the meanings ascribed to such terms in the Credit Agreement.
     WHEREAS, the Borrower has notified the Administrative Agent that the Borrower, directly or indirectly through one or more Subsidiaries, intends to sell (the “Nickel Business Sale”) (i) all of the issued and outstanding shares of common stock, no par value per share, of OMG Kokkola Chemicals Holding BV, a company organized under the laws of The Netherlands (ii) all of the issued and outstanding shares of common stock, par value €1,122.07 (not an exact value) per share, of OMG Harjavalta Nickel Oy, a company organized under the laws of Finland; and (iii) under certain circumstances, 68,966 of the issued and outstanding shares of common stock, par value €0.01 per share, and a debt interest convertible into an additional 104,945 shares of Talvivaaran Kaivososakeyhtiö, a company organized under the laws of Finland (collectively, the “Nickel Business”). The Nickel Business Sale is not permitted under Section 9.2(d) of the Credit Agreement or any other provision thereof and, accordingly, the Borrower has requested that the Administrative Agent and the Lenders consent to the Nickel Business Sale.
     WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders waive the provisions of Section 4.3(c) of the Credit Agreement that require a reduction in the Total Revolving Commitment as a result of the Borrower’s receipt of Net Cash Proceeds from the Nickel Business Sale.
     WHEREAS, the Borrower has requested that, notwithstanding anything in the Credit Agreement to the contrary, the Nickel Business shall be taken into account when calculating financial covenants prior to the date the Nickel Business is sold and, after the date the Nickel Business is sold, it shall not be taken into account for purposes of such calculations.

     WHEREAS, the parties hereto desire to otherwise amend certain terms of the Credit Agreement, as more fully set forth below.
     NOW, THEREFORE, the parties hereby agree as follows:
         SECTION 1. AMENDMENTS.
          1.1 Effective on the date that the Nickel Business Sale is consummated (the “Nickel Sale Closing Date”), provided that the Amendment Effective Date has occurred, Section 1.1 of the Credit Agreement is hereby amended by amending and restating the definition of Leverage Ration to read in its entirety as follows:
     “Leverage Ratio” means, as of any date of determination, the ratio of (i) Consolidated Net Debt at such time to (ii) Consolidated EBITDA for the Testing Period most recently ended.
          1.2 Effective on the Nickel Sale Closing Date, provided that the Amendment Effective Date has occurred, Section 1.1 of the Credit Agreement is hereby amended by inserting the following new definition in appropriate alphabetic order to read as follows:
     “Consolidated Net Debt” means, as of any date of determination, Consolidated Total Debt minus all cash and Cash Equivalents of the Borrower and its Subsidiaries at such time.
          1.3 Effective on the Nickel Sale Closing Date, provided that the Amendment Effective Date has occurred, Section 1.1 of the Credit Agreement is hereby amended by inserting the following new definition in appropriate alphabetic order to read as follows:
     “Consolidated Net Worth” means, as of any date of determination, all amounts that, in conformity with GAAP, would be included under the caption “total stockholders’ equity” (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries as of such date.
          1.4 Effective on the Nickel Sale Closing Date, provided that the Amendment Effective Date has occurred, Section 1.1 of the Credit Agreement is hereby amended by inserting the following new definition in appropriate alphabetic order to read as follows:
     “First Amendment” means that certain Amendment No. 1, Waiver and Consent to Revolving Credit Agreement dated as of November 10, 2006 by and among the Company, the Lenders party thereto and the Administrative Agent and Collateral Agent.
          1.5 Effective on the Nickel Sale Closing Date, provided that the Amendment Effective Date has occurred, Section 9.7 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     9.7. Leverage Ratio. The Borrower will not on the last day of any Testing Period indicated below permit its Leverage Ratio for the Testing Period most recently ended to exceed the ratio specified below:

Testing Period	Ratio
Testing Period ended September 30, 2005	4.00 to 1.00
Testing Period ended December 31, 2005	4.00 to 1.00
Testing Period ended March 31, 2006	4.00 to 1.00
Testing Period ended June 30, 2006	4.00 to 1.00
Testing Period ended September 30, 2006	4.00 to 1.00
Testing Period ended December 31, 2006 and any Testing Period thereafter	3.50 to 1.00
          1.6 Effective on the Nickel Sale Closing Date, provided that the Amendment Effective Date has occurred, Section 9.8 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
     9.8. Minimum Net Worth. The Borrower will not permit its Consolidated Net Worth on the last day of any Testing Period to be less than the sum of (i) the Consolidated Net Worth of the Borrower and its Subsidiaries after giving effect to the Nickel Business Sale (as defined in the First Amendment) as of last day of the month during which the Nickel Sale Closing Date (as defined in the First Amendment) shall have occurred minus $50,000,000 plus (ii) for each fiscal quarter (or portion thereof) ending after the Nickel Sale Closing Date and thereafter, the greater of (x) 75% of Consolidated Net Income for such fiscal quarter (or portion thereof) and (y) zero (0), provided that Consolidated Net Worth shall be calculated without giving effect to the impact of any working capital adjustment under the definitive documents governing the Nickel Business Sale.
          1.7 Effective on the Nickel Sale Closing Date, provided that the Amendment Effective Date has occurred, a new Section 9.15 of the Credit Agreement is hereby inserted in appropriate numerical order and shall read in its entirety as follows:
     9.15. Consolidated Capital Expenditures. The Borrower will not make Consolidated Capital Expenditures in excess of Fifty Million Dollars ($50,000,000) during any Testing Period if the Borrower has Revolving Loans outstanding on the last day of such Testing Period.
          1.8 Effective on the Nickel Sale Closing Date, provided that the Amendment Effective Date has occurred, Section 10.1(c) of the Credit Agreement is hereby amended by inserting the phrase “or 9.15” immediately after the occurrence of “inclusive,” therein.
         SECTION 2. CONSENTS AND WAIVERS.
     Effective as of the Amendment Effective Date, the Administrative Agent and the Lenders hereby (a) notwithstanding any provision in the Credit Agreement or the other Credit Documents to the contrary, consent to the consummation of the Nickel Business Sale, (b) waive the provisions of Section 4.3(c) of the Credit Agreement that would otherwise require a reduction in the Total Revolving Commitment as a result of the Borrower’s receipt of Net Cash Proceeds from the Nickel Business Sale, and (c) agree with the Borrower that, notwithstanding anything to the contrary in the Credit Agreement, the Nickel Business shall be taken into account when calculating financial covenants prior to the date the Nickel Business is sold and, after the date the Nickel Business is sold, it shall not be taken into account for purposes of such calculations; provided that each of the foregoing limited waivers, consents and agreements is expressly conditioned upon the following: (x) no Default or Event of Default shall exist immediately prior to or, after giving effect to the provisions hereof, immediately after consummation of the Nickel Business Sale, (y) Net Cash Proceeds (exclusive of any working capital adjustments) from the Nickel Business Sale are at least $300,000,000, and (z) the Borrower and its Subsidiaries shall not have liabilities under the indemnification provisions of the definitive agreements governing the Nickel Business Sale in excess of 20% of the total cash transactional value of the Nickel Business Sale and no such indemnification provision shall have a duration greater than 12 years after the Nickel Sale Closing Date. The limited waivers, consents and agreements provided for in this Section 2 shall expire on July 1, 2007 if the Nickel Business Sale has not been consummated on or before such date on the terms and conditions set forth herein.
         SECTION 3. BINDING EFFECT.
     This Amendment shall become effective on and as of the date (the “Amendment Effective Date”) first written above provided that the following conditions are satisfied on or before such date:
     (a) this Amendment shall have been executed by the Borrower, each Lender, the Administrative Agent and the Collateral Agent, and counterparts hereof as so executed shall have been delivered to the Administrative Agent;
     (b) each Subsidiary Guarantor shall have delivered to the Administrative Agent, for the benefit of the Lenders, an Acknowledgement and Consent with respect to this Amendment;
     (c) the representations and warranties of the Borrower and the other Credit Parties in the Credit Agreement, the other Credit Documents and this Amendment shall be true and correct in all material respects on and as of the Amendment Effective Date, except to the extent such representations or warranties expressly relate to a specified date, in which case such representations and warranties shall be true and correct as of such specified date;
     (d) no Default or Event of Default shall be in existence immediately prior to or immediately after the date of this Amendment after giving effect to the provisions hereof; and
     (e) the Borrower shall have paid all reasonable legal fees and expenses of the Administrative Agent in connection with this Amendment and the documents executed in connection therewith to the extent such fees and expenses have been invoiced on or prior to such date.

          The Administrative Agent shall notify the Borrower and each Lender in writing of the effectiveness hereof and of the Amendment Effective Date, and will promptly furnish a copy of this Amendment to each Lender.
         SECTION 4. RATIFICATIONS.
     The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement, and except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.
         SECTION 5. REPRESENTATIONS AND WARRANTIES.
     The Borrower represents and warrants to the Lenders and the Administrative Agent as follows:
     (a) Authorization, Validity and Binding Effect. This Amendment has been duly authorized by all necessary corporate action on the part of the Borrower, has been duly executed and delivered by a duly authorized officer or officers of the Borrower, and constitutes the valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms.
     (b) Representations and Warranties True and Correct. The representations and warranties of the Borrower and each other Credit Party contained in the Credit Agreement and each other Credit Document, as amended hereby, are true and correct on and as of the date hereof as though made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to a specified date, in which case such representations and warranties are hereby reaffirmed as true and correct as of the date when made.
     (c) No Event of Default, etc. No condition or event has occurred or exists which constitutes or which, after notice or lapse of time or both, would constitute a Default or an Event of Default.
     (d) Compliance. The Borrower and each of its Subsidiaries is in full compliance with all covenants and agreements contained in the Credit Agreement, as amended hereby, and each of the other Credit Documents to which they are a party, and without limitation of the foregoing, each Subsidiary Guarantor of the Borrower which as of the date hereof is required to be a Subsidiary Guarantor, has as on or prior to the date hereof become a Subsidiary Guarantor under the Subsidiary Guaranty.
         SECTION 6. MISCELLANEOUS.
          6.1 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrower, each Lender, the Administrative Agent and the Collateral Agent and each of their respective permitted successors and assigns.
          6.2 Survival of Representations and Warranties. All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment,

and no investigation by the Administrative Agent or any Lender or any subsequent Loan or issuance of a Letter of Credit shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.
          6.3 Reference to Credit Agreement. The Credit Agreement and any and all other agreements, instruments or documentation now or hereafter executed and delivered pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference therein to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.
          6.4 Expenses. As provided in the Credit Agreement, but without limiting any terms or provisions thereof, the Borrower agrees to pay on demand all reasonable costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, and execution of this Amendment, including without limitation the reasonable costs and fees of the Administrative Agent’s special legal counsel, regardless of whether this Amendment becomes effective in accordance with the terms hereof, and all costs and expenses incurred by the Administrative Agent or any Lender in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby.
          6.5 Severability. Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.
          6.6 Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF OHIO, NOTWITHSTANDING ITS CONFLICTS OF LAWS RULES. TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF OHIO GOVERNS THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS.
          6.7 Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
          6.8 Entire Agreement. This Amendment is specifically limited to the matters expressly set forth herein. This Amendment and all other instruments, agreements and documentation executed and delivered in connection with this Amendment embody the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the matters covered by this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto relating to the subject matter hereof or any other subject matter relating to the Credit Agreement.
          6.9 Jury Trial Waiver. EACH OF THE PARTIES TO THIS AMENDMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY

JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OR ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATION IN THIS SECTION.
          6.10 Counterparts. This Amendment may be executed by the parties hereto separately in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.
(Signature pages follow.)

     IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

OM GROUP, INC.

By:

Name: Title:

NATIONAL CITY BANK,
Individually as a Lender, the Swing Line Lender, the Letter of Credit Issuer, and in its capacity as the Administrative Agent and the Collateral Agent, and the Arranger

By:

Name: Title:

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:

Name: Title:

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:

Name: Title:

ACKNOWLEDGMENT, CONSENT AND RATIFICATION
     For the avoidance of doubt, and without limitation of the intent and effect of sections 6 and 10 of the Subsidiary Guaranty (as such term is defined in the Credit Agreement referred to in the Amendment No. 1 to Credit Agreement (the “Amendment”), to which this Acknowledgment, Consent and Ratification is appended), each of the undersigned hereby unconditionally and irrevocably (i) acknowledges receipt of a copy of the Credit Agreement and the Amendment, and (ii) consents to all of the terms and provisions of the Credit Agreement as amended by the Amendment.
     Each of the undersigned hereby reaffirms, as of the Amendment Effective Date, (i) the covenants and agreements made by the undersigned contained in each Credit Document to which it is a party, in each case, as such covenants and agreements may be modified by the Amendment, (ii) its guarantee of the Obligations pursuant to the Subsidiary Guaranty, and (iii) its pledges and other grants of Liens in respect of the Obligations pursuant to the applicable Credit Documents to which such Person is a party.
     Each of the undersigned hereby represents and warrants that, immediately after giving effect to the Amendment, each Credit Document, in each case as modified by the Amendment (where applicable), to which it is a party continues to be a legal, valid and binding obligation of the undersigned, enforceable against such party in accordance with its terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar law affecting creditors’ rights generally and by principles of equity).
     Each of the undersigned further confirms that each Credit Document, in each case as modified by the Amendment (where applicable), to which it is a party is and shall continue to be in full force and effect and the same are hereby ratified and confirmed in all respects, except that upon the occurrence of the Amendment Effective Date, all references in such Credit Documents to the “Credit Agreement”, “Credit Documents”, “thereunder”, “thereof”, or words of similar import shall mean the Credit Agreement and the other Credit Documents, as the case may be, in each case after giving effect to the amendments and other modifications provided for in the Amendment.
     Capitalized terms which are used herein without definition shall have the respective meanings ascribed thereto in the Credit Agreement referred to herein. This Acknowledgment, Consent and Ratification is for the benefit of the Lenders and the Administrative Agent, and their respective successors and assigns. This Acknowledgment, Consent and Ratification shall be binding upon the successors and assigns of each of the undersigned. This Acknowledgment, Consent and Ratification may be executed by any of the undersigned in separate counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.
     JURY TRIAL WAIVER. EACH OF THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS ACKNOWLEDGMENT AND AGREEMENT OF THE CREDIT PARTIES (THIS “ACKNOWLEDGMENT”) OR THE FOREGOING AMENDMENT OR ANY OTHER CREDIT DOCUMENT (INCLUDING, WITHOUT LIMITATION, ANY

AMENDMENTS, WAIVERS OR OTHER MODIFICATIONS RELATING TO ANY OF THE FOREGOING), OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH OF THE UNDERSIGNED HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING JURY TRIAL WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES TO THIS ACKNOWLEDGMENT AND THE FOREGOING CONSENT & LIMITED WAIVER LETTER HAVE BEEN INDUCED TO ENTER INTO THIS ACKNOWLEDGEMENT AND THE CONSENT & LIMITED WAIVER LETTER, AS APPLICABLE, BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS SET FORTH IN THIS PARAGRAPH.
(Signature page follows.)

     IN WITNESS WHEREOF, each of the undersigned has duly executed and delivered this Acknowledgment, Consent and Ratification as of the date of the Amendment referred to herein.

OMG AMERICAS, INC.,
as a Guarantor
OMG FIDELITY, INC.,
as a Guarantor
OMG JETT, INC.,
as a Guarantor
OM HOLDINGS, INC.,
as a Guarantor
OMG KG HOLDINGS, INC.,
as a Guarantor

By:

Name:

as an officer, on behalf of
each of the above corporations